                                                                     Exhibit 4-I

                                                                  EXECUTION COPY

                               FOURTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fourth Amendment") is made as of the 28th day of December, 2005 by and among True Value Company, a Delaware corporation (f/k/a TruServ Corporation and herein "True Value" or "TruServ"), TruServ Acceptance Company, an Illinois corporation ("TruServ Acceptance"), TruServ Logistics Company, an Illinois corporation ("TruServ Logistics"), General Paint & Manufacturing Company ("General Paint") and True Value.com Corporation, a Delaware corporation ("True Value.com"), Bank of America, N.A., a national banking association ("B of A"), as successor-in-interest to Fleet Capital Corporation ("FCC"), as agent for Lenders hereunder (B of A, in such capacity, being "Agent"), Wachovia Capital Financial Corporation (Central) (f/k/a Congress Financial Corporation), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., LaSalle Business Credit, LLC as Co-Documentation Agents ("Co-Documentation Agents") and the lenders who are signatories hereto ("Lenders"). True Value, TruServ Acceptance, TruServ Logistics, General Paint and True Value.com are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers."

                                   WITNESSETH:

     WHEREAS, Borrowers, Bank of America, N.A., as Syndication Agent (Bank of America, N.A. has assigned all of its interests to FCC which, in turn, has assigned all of its interests, either directly or indirectly, through an Affiliate of B of A), Co-Documentation Agents, Agent and Lenders entered into a certain Loan and Security Agreement dated as of August 29, 2003, as amended by a certain First Amendment to Loan and Security Agreement by and among Borrowers, Bank of America, N.A., as Syndication Agent, Co-Documentation Agents, Agent and Lenders dated as of March 19, 2004, by a certain Second Amendment to Loan and Security Agreement by and among Borrowers, Syndication Agent, Co-Documentation Agents, Agents and Lenders dated as of October 26, 2004 and by a certain Third Amendment to Loan and Security Agreement by and among Borrowers, Co-Documentation Agents, Agent and Lenders dated as of May 6, 2005 (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

     2. Added Definitions. Appendix A of the Loan Agreement is hereby amended to insert the following new definitions of "Fourth Amendment," "Fourth Amendment Effective

Date," "Manchester Mortgage Documents" and "Manchester Mortgage Indebtedness" in their appropriate alphabetical order:

          Fourth Amendment - that certain Fourth Amendment to Loan and Security Agreement dated as of December 28, 2005 by and among Agent, Borrowers, Co-Documentation Agents and the Lenders party thereto.

          Fourth Amendment Effective Date - shall have the meaning contained in
     Section 6 of this Fourth Amendment.

          Manchester Mortgage Documents - [DESCRIPTION TO COME FROM BORROWERS.]

          Manchester Mortgage Indebtedness - Money Borrowed owed by Borrowers or any one of them pursuant to the Manchester Mortgage Documents.

     3. Indebtedness. Subsection 8.2.3 of the Loan Agreement is hereby deleted and the following is inserts in its stead:

               "8.2.3 Total Indebtedness for Money Borrowed. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness for Money Borrowed, except:

                    (i) Obligations owing to Agent, any Lender or any Affiliate of any Lender or Agent under this Agreement or any of the other Loan Documents;

                    (ii) Indebtedness for Money Borrowed, including, without
               limitation, Subordinated Debt, existing on the date of this Agreement and listed on Exhibit 8.2.3, any renewals, replacements, refinancings or extensions thereof;

                    (iii) Permitted Purchase Money Indebtedness;

                    (iv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                    (v) Guaranties of any Indebtedness for Money Borrowed
               permitted hereunder;

                    (vi) Indebtedness for Money Borrowed permitted under
               subsections 8.2.2(v) and (vi);

                    (vii) Indebtedness for Money Borrowed outstanding pursuant to the Redeemable Subordinated Notes;

                    (viii) Indebtedness for Money Borrowed outstanding pursuant to the Member Notes;

                    (ix) reimbursement obligations owing with respect to the B of A LCs and with respect to documentary letters of credit;

                    (x) Indebtedness for Money Borrowed arising out of
               performance or surety bonds in the ordinary course of business;

                    (xi) Indebtedness for Money Borrowed arising out of
               Derivative Obligations;

                    (xii) Indebtedness for Money Borrowed in respect of sale and leaseback transactions not prohibited by the terms hereof involving existing facilities;

                    (xiii) Indebtedness for Money Borrowed in respect of
               deferred compensation, incentive plans and similar arrangements;

                    (xiv) Member Guaranties in an aggregate amount outstanding at any time not to exceed $10,000,000 less the aggregate amount of Member Loans outstanding at such time;

                    (xv) Manchester Mortgage Indebtedness; and

                    (xvi) Indebtedness for Money Borrowed not included in
               paragraphs (i) through (xv) above which does not exceed at any time, in the aggregate, the sum of $1,000,000." [CHANGED ITEMS UNDERSCORED]

     4. Liens. Subsection 8.2.5 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

               "8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                    (i) Liens at any time granted in favor of Agent for the
               benefit of Lenders or Affiliates or upon any Property in possession of or control of any Lender;

                    (ii) Liens for taxes, assessments or governmental charges
               (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, being contested in the manner described in subsection 7.1.14 hereto or other than taxes in immaterial amounts that inadvertently remain unpaid, but only if, in the case of contested taxes, such Lien would not reasonably be expected to adversely affect Agent's rights or the priority of Agent's lien on any Collateral (other than Collateral having de minimis value);

                    (iii) Liens arising in the ordinary course of the business of any Borrower or any of its Subsidiaries by operation of law or regulation, including, without limitation, Liens of landlords, mechanics, materialmen, repairmen and suppliers, but only if payment in respect of any such Lien is not at the time required (or are being contested in good faith and for which adequate reserves have been made) and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any of its Restricted Subsidiaries or materially impair the use thereof in the operation of the business of such Borrower or any of its Restricted Subsidiaries;

                    (iv) Purchase Money Liens securing Permitted Purchase Money
               Indebtedness;

                    (v) such other Liens as appear on Exhibit 8.2.5 hereto and any renewals, refinancings, replacements or extensions thereof;

                    (vi) Liens incurred or pledges of financial instruments
               (such as certificates of deposit) or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws, (2) sales contracts, bids, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property or (3) surety or appeal bonds, insurance bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (vii) reservations, easements (including, without
               limitation, reciprocal easement agreements and utility easements) covenants, zoning and other land use regulations, imperfections of title, title exceptions, encroachments, or encumbrances affecting real Property owned or leased by a Borrower or one of its Restricted Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of any Borrower's or such Restricted Subsidiary's business;

                    (viii) local, county, state and federal laws, ordinances or governmental regulations now or hereafter in effect relating to the real Property owned or leased by Borrowers;

                    (ix) with respect to the real Property owned by Borrowers on or prior to the Closing Date, all matters disclosed by the mortgagee title insurance policies delivered by Borrower to Agent pursuant to Section 5.5 hereof;

                    (x) Liens related to dispositions of Properties permitted
               pursuant to subsection 8.2.7 hereof;

                    (xi) judgment Liens that do not give rise to an Event of
               Default under subsection 10.1.14;

                    (xii) Liens consisting of cash or cash equivalents pledged to secure Borrowers' reimbursement obligations with respect to the B of A LCs or outstanding documentary letters of credit;

                    (xiii) Liens arising in respect of Capitalized Lease
               Obligations permitted hereunder;

                    (xiv) Licenses, leases or subleases granted to others not
               interfering in any material respect with the business of the Borrowers taken as a whole;

                    (xv) Liens of a collection bank arising under, or described by, Section 4-201 of the Uniform Commercial Code;

                    (xvi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions;

                    (xvii) Liens of sellers of goods to a Borrower or any of its
               Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing the unpaid purchase price for such goods and related expenses;

                    (xviii) Liens on property leased by a Borrower including the interest of lessor incurred under a lease entered into as part of a sale and leaseback transaction;

                    (xix) any escrow, holdback or similar arrangement in
               connection with any sale, lease or transfer or other disposition of any asset not prohibited hereunder;

                    (xx) such other Liens as Majority Lenders may hereafter
               approve in writing;

                    (xxi) Liens on the real and other Property described in the
               Manchester Mortgage Documents (as such Manchester Mortgage Documents are in effect on the Fourth Amendment Effective Date) which Liens secure the repayment of the Manchester Mortgage Indebtedness; and

                    (xxii) Liens not described in the foregoing clauses (i)
               through (xxi) and securing Indebtedness not to exceed $1,000,000." [ADDED LANGUAGE UNDERSCORED]

     5. Payments and Amendments to Certain Debt. Subsection 8.2.6 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

               "8.2.6 Payments and Amendments of Certain Debt.

                    (i) make or permit any Subsidiary of any Borrower to make
               any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, which are prohibited by the subordination agreement relative thereto or the subordination provisions thereof, including, without limitation, Member Notes and Redeemable Subordinated Notes;

                    (ii) prepay or permit any Subsidiary of any Borrower to
               prepay (either directly or indirectly through a repurchase) any principal or interest on any Subordinated Debt, except for principal and interest prepayments (either directly or indirectly through a repurchase) of amounts due under Member Notes or Redeemable Subordinated Notes in an aggregate sum not to exceed $250,000 within any fiscal year of Borrowers, so long as, in either case, after giving effect to any such prepayment, no Default or Event of Default would exist and be continuing;

                    (iii) amend or modify, in any manner adverse to Borrowers,
               Agent or Lenders, any agreement, instrument or document evidencing or relating to any Subordinated Debt;

                    (iv) make or permit any Subsidiary of any Borrower to make voluntary prepayment of the Manchester Mortgage Indebtedness; or

                    (v) amend or modify, in any manner adverse to Borrowers,
               Agent or Lenders, the Manchester Mortgage Indebtedness." [ADDED LANGUAGE UNDERSCORED]

     6. Proceeds of Manchester Mortgage Indebtedness.

          (a) Borrowers covenant to pay to Agent, pursuant to Section 3.3 of the Loan Agreement, the proceeds from the issuance of the Manchester Mortgage Indebtedness. Such proceeds shall be applied to outstanding Revolving Credit Loans as provided in subsection 3.3.1 of the Loan Agreement. Upon receipt of such proceeds and subject to the effectiveness of this Fourth Amendment, Agent shall release (and Majority Lenders so consent to any such release) its Lien on the real and other Property described in the Manchester Mortgage Documents (as in effect on the Fourth Amendment Effective Date).

          (b) Borrowers acknowledge that the Net Appraised Orderly Liquidation Value of Borrowers' Equipment and/or the Net Appraised Fair Market Value of Borrowers' real Property shall be reduced by the Net Appraised Orderly Liquidation Value of Borrowers' Equipment and Net Appraised Fair Market Value of Borrowers' real Property included within the real and other Property described in the Manchester Mortgage Documents as provided in subsection 3.3.1 of the Loan Agreement. Borrowers further acknowledge that Agent intends to conduct new appraisals of Borrowers' real Property and Equipment as contemplated by Section 2.10 of the Agreement and that the Net Appraised Fair Market Value of Borrowers' real Property and/or the Net Appraised Orderly Liquidation Value of Borrowers' Equipment may be further reduced as a result of such appraisals.

     7. Fourth Amendment Effective Date. This Fourth Amendment shall become effective when (i) Borrowers, Agent and Majority Lenders shall have executed and delivered to each other this Fourth Amendment, (ii) Borrowers shall have delivered to Agent and Lenders copies of the Manchester Mortgage Documents, certified as true, correct and complete by an officer of Borrower Representative and the terms and conditions of the Manchester Mortgage Documents shall be acceptable to Majority Lenders and (iii) the mortgagee under the Manchester Mortgage Documents shall have executed and delivered to Agent a Mortgagee Waiver in form and substance acceptable to Agent. The date on which such foregoing condition is satisfied shall be referred to as the "Fourth Amendment Effective Date."

     8. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

     10. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 of the Loan Agreement.

     11. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

     12. Successor Agent. Borrowers and Lenders acknowledge that FCC has assigned its entire rights, title and interest in the Loan Agreement and the Loan Documents to B of A (or an affiliate of B of A, which in turn has assigned such rights, title and interest to B of A). Borrowers and Lenders consent to such assignment(s), the resignation of FCC as Agent and the appointment of B of A as successor Agent to FCC.

                            (SIGNATURE PAGE FOLLOWS)

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

     IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the day and year specified at the beginning hereof.

                                        TRUE VALUE COMPANY, as a Borrower


                                        By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        TRUSERV ACCEPTANCE COMPANY, as a
                                        Borrower


                                        By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        TRUSERV LOGISTICS COMPANY, as a Borrower


                                        By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        GENERAL PAINT & MANUFACTURING COMPANY,
                                        as a Borrower


                                        By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        TRUE VALUE.COM CORPORATION, as a
                                        Borrower


                                        By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        BANK OF AMERICA, N.A., as Agent and
                                        as a Lender


                                        By: /s/ DEBRA A. RATHBERGER
                                            ------------------------------------
                                        Name: Debra A. Rathberger
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        WACHOVIA CAPITAL FINANCE CORPORATION
                                        (CENTRAL) (FORMERLY KNOWN AS CONGRESS
                                        FINANCIAL CORPORATION (CENTRAL)), as
                                        Co-Documentation Agent and as a Lender


                                        By: /s/ BARRY FELKER
                                            ------------------------------------
                                        Name: Barry Felker
                                              ----------------------------------
                                        Title: Associate
                                               ---------------------------------

       (SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        MERRILL LYNCH CAPITAL, a Division of
                                        Merrill Lynch Business Financial
                                        Services, Inc., as Co-Documentation
                                        Agent and as a Lender


                                        By: /s/ EDWARD SHUSTER
                                            ------------------------------------
                                        Name: Edward Shuster
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        LASALLE BUSINESS CREDIT, LLC, as
                                        Co-Documentation Agent and as a
                                        Lender


                                        By: /s/ STEVEN BUFORD
                                            ------------------------------------
                                        Name: Steven Buford
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

       (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Lender


                                        By: /s/ EUSTACHIO BRUNO
                                            ------------------------------------
                                        Name: Eustachio Bruno
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

      (SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        M & I MARSHALL & ILSLEY BANK, as a
                                        Lender


                                        By: /s/ RONALD J. CAREY
                                            ------------------------------------
                                        Name: Ronald J. Carey
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        By: /s/ DAN DEFNET
                                            ------------------------------------
                                        Name: Dan Defnet
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                   Schedule 1

                         Manchester Mortgage Documents

1. Mortgage Deed, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by True Value Company, as Borrower, in favor of GE Commercial Finance Business Property Corporation, as Mortgagee.

2. Promissory Note executed by True Value Company, as Borrower, in favor of GE Commercial Finance Business Property Corporation, as Mortgagee.

3. Security Agreement made by True Value Company, as Debtor, in favor of GE Commercial Finance Business Property Corporation, as Secured Party.

4. Environmental Indemnity Agreement Regarding Hazardous Substances made by True Value Company, as Indemnitor, in favor of GE Commercial Finance Business Property Corporation, as Lender.

5. Financing Statement made by True Value Company, as Debtor, in favor of GE Commercial Finance Business Property Corporation, as Secured Party for filing in the Recorder of Deeds office for Hillsborough County, New Hampshire.

6. Financing Statement made by True Value Company, as Debtor, in favor of GE Commercial Finance Business Property Corporation, as Secured Party for filing in the office of the Delaware Secretary of State.

7.   Borrower's Certificate executed by Borrower.

8. General Corporate Authorization Documents including Corporate Resolutions and Incumbency Certificates executed by True Value Company.


                                   Schedule 1

                                   Schedule 2

Loan No.: 6321415-001

                                   EXHIBIT A

       (333 Harvey Road, Manchester, Hillsborough County, New Hampshire)

LEGAL DESCRIPTION:

A certain tract or parcel of land situate in the City of Manchester, County of Hillsborough, and State of New Hampshire, shown as Lot #721-6 on a Lot Line Adjustment Plan entitled "Tax Map 721 - Lots 6 & 18, Harvey Road, Manchester, N.H., Owners of Record: TRU-SERV (Lot 6), Manchester Airport Authority (Lot
18)" dated November 9, 1998 and recorded as Plan #30302 in the Hillsborough County Registry of Deeds.

Reference to said plan is made for a more particular description.

Together with an underground stormwater drainage easement as granted by the City of Manchester by Construction & Maintenance Agreement dated January 20, 2000 and recorded in Volume 6208, Page 1234 and described as follows:

An Easement for the construction and maintenance of an underground stormwater drainage system over Lot 17, Tax Map 721, in Manchester, NH and further described as follows: Beginning at an IPIN to be set on the easterly property line of land formerly of B&M Railroad, now City of Manchester, at the most Southwesterly corner of "Parcel A" as shown on the plan entitled "Lot Line Adjustment plan, Tax Map 721, Lots 6 & 18, Harvey Road, Manchester, NH" Owners of Record, Tru-Serv (Lot 6) and Manchester Airport Authority (Lot 18) dated November 9, 1998 and recorded in the Hillsborough County Registry of Deeds as Plan 30302; Thence S 19(degrees)19(feet)54(inches) E along the westerly line of Tax Map 721 Lot 6, a distance of 278.08(feet) to a point; thence S 23(degrees)31(feet)56(inches) E, along the westerly line of Tax Map 721 Lot 6, a distance of 78.99(feet) to a point; thence S 10(degrees)25(feet)14(inches) W a distance of 264.84(feet) to a point; thence N 79(degrees)34(feet)46(inches) W a distance of 50(feet) to a point; thence N 10(degrees)25(feet)14(inches) E a distance of 264.84(feet) to a point; thence N 18(degrees)01(feet)24(inches) W a distance of 315.89(feet) to a point; thence N 42(degrees)16(feet)06(inches) E, northeasterly a distance of 34.74(feet) to the point of beginning.

                                   EXHIBIT B

       (333 Harvey Road, Manchester, Hillsborough County, New Hampshire)

Secured Party:      GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION,
                    a Delaware corporation, its successors and assigns

Debtor:             TRUE VALUE COMPANY, a Delaware corporation

Loan No.:           6321415-001


     The collateral includes all of the right, title and interest of Debtor in, to and under:

     1. All fixtures, landscaping, equipment used in the maintenance of the Improvements (defined below), and articles of property now or hereafter attached to, or used or adapted for use in the operation of buildings, structures, improvements, and parking areas located on the real estate (herein the "Premises") described in Exhibit A, including but without being limited to, all heating, air conditioning, lighting, and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this paragraph 1 shall be referred to as the "Improvements" and shall be deemed part of the realty and not severable wholly or in part without material injury to the freehold of the Premises.

     2. All compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (a) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (b) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever.

     3. Return premiums or other payments upon any insurance any time provided for the benefit of or naming Secured Party with respect to the Premises, Improvements and other collateral described herein, and refunds or rebates of taxes or assessments on the Premises.

     4. All written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Debtor may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding.

     5. Plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Debtor's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements.

Secured Party:       GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION,
                     a Delaware corporation, its successors and assigns

Debtor:              TRUE VALUE COMPANY, a Delaware corporation

Loan No.:            6321415-001


     6. All contracts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, service or supply contracts, permits, licenses, and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Debtor with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees.

     7. All books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein.

     8. All additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein, including but not limited to lease and real-estate proceeds and other amounts relating to the use, disposition, or sale of the collateral described herein which proceeds or other amounts are characterized as general intangibles.

     All of the foregoing described collateral is exclusive of any goods, inventory, equipment not related to the operation and maintenance of the improvements, furniture, furnishings, and trade fixtures owned and supplied by Debtor.

           FURTHER ENCUMBRANCE OF THE ABOVE COLLATERAL IS PROHIBITED.